UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 4, 2009, Ian Weingarten resigned from the Board of Directors (the “Board”) of Westwood One, Inc. (the “Company” or “Westwood”) in connection with his resignation from Gores Radio Holdings, LLC. Mr. Weingarten did not serve on any Board committees at the time of his resignation.

(d) On December 9, 2009, the Company’s Board elected Joseph P. Page as a director of the Company. As of the date hereof, Mr. Page has not been elected to any committees of the Board. Mr. Page’s biography is set forth below:

Joseph P. Page, age 56, is Chief Operating Officer of The Gores Group (“Gores”), where he also serves as a member of the Gores’ investment committee and oversees Gores’ financial and administrative functions. Prior to joining Gores in 2004, Mr. Page was senior Principal and Chief Operating Officer for Shelter Capital Partners, a southern California-based private investment fund, from 2000 to 2004. Prior to that, he held various senior executive positions with several private and public companies controlled by MacAndrews & Forbes (“M&F”). While at M&F, he was Vice Chairman of Panavision, CFO of The Coleman Company and CFO of New World Communications. Prior to M&F, Mr. Page was a Partner at Price Waterhouse. Mr. Page serves on the Board of Directors of RealDolmen. Mr. Page earned a B.S. in Accounting and an M.B.A. from Loyola Marymount University of Los Angeles.

Item 9.01 Financial Statements and Exhibits

(d) The following is a list of the exhibits filed as a part of this Current Report on Form 8-K:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009	WESTWOOD ONE, INC.

	By:	/s/ David Hillman
	Name: Title:	David Hillman Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary